Exhibit 99.1

                Schick Technologies Announces Management Changes

               Jeffrey T. Slovin Appointed Chief Executive Officer
                William K. Hood is Elected Chairman of the Board

LONG ISLAND CITY, N.Y., June 9, 2004 -- Schick Technologies, Inc. (OTC BB: SCHK) today announced that Jeffrey T. Slovin, President and Chief Operating Officer, has been named to the position of President and Chief Executive Officer. David
B. Schick, the former CEO, has resigned from the position and from the Board of Directors to pursue other opportunities, and will remain available to the Company on a consulting basis, to provide technical expertise and assist it in exploring and evaluating new product ideas and enhancements.

The Company also announced that William K. Hood, a Director of the Company and Chairman of the Audit Committee since 2002, has been elected Chairman of its Board of Directors.

Mr. Hood commented, "We are pleased that David has agreed to serve as a consultant to the Company, enabling Schick Technologies shareholders to continue to benefit from his vast technical expertise and knowledge. Since founding the Company in 1992, David has made many significant contributions to our business, for which we are grateful."

"The Company continues to have an excellent management team in place," Mr. Hood added. "Throughout Jeff Slovin's five years with the Company, he has demonstrated both the leadership and the operational skills needed to help ensure that the Company remains poised to benefit from the opportunities and meet the challenges which lie ahead. Jeff is highly regarded in the industry and his talent, drive and strategic vision have earned him the full support and confidence of the Board of Directors, the management team, and the Company's employees. He has also established strong relationships with our key distributors, both domestic and international."

Mr. Slovin stated, "I am excited to have been chosen to lead Schick Technologies forward. As industry leaders, we are committed to providing innovative state-of-the-art solutions to the dental professional. It is particularly gratifying that a man of Bill Hood's stature has agreed to serve as our Chairman. His distinguished career and extensive business experience will serve our shareholders well."

Mr. Slovin served as President and a Director of the Company since December 1999 and as Chief Operating Officer since November 2001. Prior to joining Schick Technologies, he was a Managing Director of Greystone & Co., Inc. He holds a Masters in Business Administration from Harvard Business School. Prior to joining the Company's Board of Directors, Mr. Hood held several senior executive positions at various companies, including serving as President and Chief Executive Officer of Hunt-Wesson Foods, Inc. and as Senior Vice-President of American Bakeries Company. Mr. Hood also formerly served as Dean of the Chapman University School of Business and Management, and is currently a Trustee of Chapman University.

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About Schick Technologies, Inc.

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company's products, which are based on proprietary digital imaging technologies, create instant high- resolution radiographs and offer significant advantages over conventional x- ray devices.

The Company's beliefs as to Mr. Schick's remaining available to the Company on a consulting basis, the Company's shareholders continuing to benefit from his technical expertise and knowledge, the Company's remaining poised to benefit from the opportunities and meet the challenges which lie ahead, that Mr. Hood's background will serve the Company's shareholders well, and all other information in this announcement which is not historical, constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The matters discussed in this news release are subject to various factors which could cause actual events and results to differ materially from such statements. Such factors include uncertainties as to the future sales volume of Schick Technologies' products, the pending SEC civil action and U.S. Attorney investigation, the possibility of changing economic, market and competitive conditions, dependence on products, technological developments, competition, market uncertainties, dependence on distributors, ability to manage growth, fluctuation in results and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.